Exhibit 99.6

SIGA TECHNOLOGIES, INC.

UP TO $35,284,792 OF COMMON STOCK

ISSUABLE UPON THE EXERCISE OF RIGHTS TO SUBSCRIBE FOR SUCH SHARES

NOMINEE HOLDER CERTIFICATION

The undersigned, a bank, broker, trustee, depository or other nominee holder of rights (the “Subscription Rights”) to purchase shares of common stock (“Shares”) of SIGA Technologies, Inc. (the “Company”), pursuant to the rights offering described in the Company’s prospectus dated [•], 2016, hereby certifies to the Company and American Stock Transfer & Trust Company, LLC, as subscription agent for the rights offering, that the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of Subscription Rights specified below on behalf of beneficial owners of Subscription Rights.

	NUMBER OF SHARES OWNED ON RECORD DATE	AMOUNT EXERCISED PURSUANT TO BASIC SUBSCRIPTION RIGHT	AMOUNT SUBSCRIBED FOR PURSUANT TO OVER- SUBSCRIPTION PRIVILEGE
1.
2.
3.
4.
5.

Name of Bank, Broker, Trustee, Depository or Other Nominee

By:
Authorized Signature
Name:
(please type or print)